Exhibit 10.1

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT ("Agreement") is made this 9th day of July 2001, between The Kiplinger Washington Editors, Inc. (the "Purchaser"), Individual Investor Group, Inc. (the "Seller"), and Riggs Bank N.A. (the "Escrow Agent").

                                    Recitals:

         WHEREAS, the Purchaser and the Seller have entered into an Agreement, dated the date hereof (the "Purchase Agreement"), pursuant to which the Purchaser will purchase certain assets of the Seller.

         WHEREAS, the Purchaser and the Seller wish to provide for certain escrow arrangements contemplated by the Purchase Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Deposit into Escrow Account. Concurrently with the execution and delivery hereof and of the Purchase Agreement, the Buyer has delivered to the Escrow Agent the sum of Five Hundred Thousand Dollars ($500,000.00) for deposit in an account, from which the Escrow Agent alone has the power of withdrawal (the "Escrow Account"), to be held by the Escrow Agent under and subject to the terms and provisions of this Agreement. Receipt of the funds so deposited is hereby acknowledged by the Escrow Agent. The Purchaser and the Seller respectively do hereby confirm the Purchase Agreement and promise and agree to take such action in connection with the effectuation and administration of this Agreement as shall be reasonable and proper to fulfill their respective duties and obligations under the Purchase Agreement.

         2. Investment. Escrow Agent shall invest (and reinvest as appropriate) all sums held in the Escrow Account in the RIGGS U.S. Treasury Fund, a money market account maintained in the Trust Department of the Escrow Agent for which Riggs & Co or an affiliate provides investment advisory and other services (and for which Riggs & Co or an affiliate may receive fees). All interest or other income received from the investment and reinvestment of the funds in the Escrow Account, less losses, if any, incurred on such investment and reinvestment, shall be held by the Escrow Agent in the Escrow Account.

         3. Income. All income earned on the Escrow Account shall be for the account of Seller as nominee. The Tax Identification Number of Seller is 13-3487784. Federal law may require withholding on income earned in the absence of the Escrow Agent's receipt of a Tax Identification Number for the beneficial owner.

         4. Disbursements from the Escrow Account.

            (a) Purchaser agrees to notify the New York State Department of Taxation and Finance ("Tax Commission") of the transaction contemplated by the Purchase Agreement (the "Transaction") in accordance with Section 1141(c) of
Article 28 of the New York State Sales and Use Tax Law (the "Tax Law") and to comply with all applicable requirements of the Tax Law and any regulations issued thereunder. Purchaser further agrees to provide the Escrow Agent and Seller copies of (i) the form AU-196.10 used to notify the Tax Commission of the impending Transaction, (ii) the return receipt or other evidence reflecting the date of the Tax Commission's receipt of such form, (iii) any form AU-196.2 received by the Purchaser from the Tax Commission relating to the impending Transaction and (iv) any written notification received by the Purchaser from the Tax Commission of the amount of taxes, if any, due from the Seller for which the Purchaser will be held liable under the Tax Law (the "Tax Notification").

            (b) The Escrow Agent shall be authorized to make disbursements out of the Escrow Account in accordance with the following, but not otherwise. Within five (5) days after receipt of a copy of the Tax Notification, the Escrow Agent shall:

                  (i) pay to the Tax Commission the amount of taxes, if any, due from Seller set forth in the Tax Notification in accordance with the instructions contained therein and provide Seller and Purchaser evidence that such amount has been paid; and then

                  (ii) pay to Seller the balance of the funds remaining in the Escrow Account (after payment of any taxes due from Seller), if any, together with interest accrued thereon.

         5. Responsibility.

            (a) The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement. No implied duties of the Escrow Agent shall be read into this Agreement. The Escrow Agent shall have no duty to determine the performance or non-performance of any term, covenant or condition of the Asset Purchase Agreement or any other contract or agreement between the Purchaser and the Seller.

            (b) The Escrow Agent is authorized, in its sole discretion, to disregard any and all notices or instructions given by any other party hereto or by any other person, firm or corporation, except only such notices or instructions as are herein provided for and orders or process of any court entered or issued with or without jurisdiction.

            (c) If any property subject hereto is at any time attached, garnished, or levied upon under any court order or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment, or decree shall be made or entered by any court affecting such property or any party hereto, then and in any of such events the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree as it is so advised by legal counsel of its own choosing, and if it complies with any such order, writ, judgment or decree it shall not be liable to any party hereto or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside, or vacated.

         6. Reliance.

            (a) In performing its duties hereunder, the Escrow Agent is entitled to rely upon the authenticity of all documents transmitted to it by the parties to this Agreement and on the truth and accuracy of the information contained in said documents, except those instances where the information contained in said documents is so patently false or incorrect that failure to recognize same would be tantamount to gross negligence or willful misconduct.

            (b) The Escrow Agent may rely, and shall be protected in acting or refraining from acting, upon any instrument furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the appropriate party or parties, including without limitation, with respect to any party which is a corporation, any instrument purporting to have been signed on its behalf by its duly authorized representative. The Escrow Agent may request such certificates, opinions or other documents evidencing such authorizations, as it deems reasonably necessary.

         7. Limitation of Liability.

            (a) The Escrow Agent shall not be responsible or liable for any act or failure to act hereunder except in the case of its gross negligence or willful misconduct. The Escrow Agent may act in good faith reliance upon the advice of counsel satisfactory to it in reference to any matter connected with the Escrow Account and shall not be responsible or liable for any act taken or omitted by it in good faith in accordance with such advice. The Escrow Agent shall have no responsibility whatsoever with respect to the recitals contained herein or in any other document or documents exchanged between the Purchaser and the Seller.

            (b) The Purchaser and the Seller each hereby release the Escrow Agent from any claim, demand, loss, or liability, that the Purchaser or the Seller may respectively have or bring, becoming due, arising under, out of, as a result of, in connection with or related to, this Agreement or the Escrow Agent's performance hereunder, provided such claim, demand, loss, liability, or expense has not directly resulted from the Escrow Agent's gross negligence or willful misconduct.

            (c) In no event shall the Escrow Agent be liable for any consequential, special, punitive, or indirect loss or damage that any party to this Agreement may incur or suffer in connection with this Agreement.

         8. Indemnification. The Purchaser and the Seller jointly and severally agree to indemnify the Escrow Agent and its officers, directors and employees for, and hold the Escrow Agent and its officers, directors and employees harmless against, any and all claims, demands, losses, liabilities, or expenses (including reasonable attorneys' fees and expenses) of any person or entity becoming due, arising under, out of, as a result of, in connection with, or related to this Agreement or the Escrow Agent's performance hereunder, provided such claim, demand, loss, liability, or expense has not directly resulted from the Escrow Agent's gross negligence or willful misconduct, and a lien to secure this indemnification is hereby created on any funds now or hereafter deposited in the Escrow Account in favor of the Escrow Agent.

         9. Escrow Statement. The Escrow Agent will furnish monthly statements of transactions in the Escrow Account and quarterly asset statements.

         10. Costs and Fees. All costs of initiating, maintaining and terminating the Escrow Account and of modifying, amending, or terminating this Agreement, including without limitation the fees of legal counsel with whom the Escrow Agent may find it necessary to consult, shall be paid by the Seller. The fees of the Escrow Agent for its services shall be as follows:

                  Acceptance Fee               $1,000.00
                  Annual Administration Fee    $2,000.00
                  Income                       2% of income earned
                  Out-of-Pocket                As incurred

The amount of $3,000.00 is due upon execution of this Agreement. To the extent that funds held in the Escrow Account are invested in mutual funds to which Riggs & Co. or an affiliate provides investment advisory and other services, the above 2% fee will be waived. If extraordinary duties are requested, an additional charges may be made commensurate with time and responsibilities involved to execute such duties. The amount of any such additional charges shall be disclosed promptly to the Seller and the Purchaser. A lien to secure payment of such costs, fees and charges is hereby created on any funds now or hereafter deposited in the Escrow Account in favor of the Escrow Agent.

         11. Disputes. In the event any dispute should arise with respect to this Agreement or the funds deposited hereunder, whether such disputes arise between the Purchaser and the Seller and others or between the Purchaser and the Seller, it is understood and agreed that the Escrow Agent shall have the absolute right to elect to do either of the following: (i) withhold and stop all further proceedings in and performance of this Agreement or (ii) file in interpleader and obtain an order from the court requiring the parties to the dispute to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent shall ipso facto be fully released and discharged from all obligations imposed upon it in this escrow, and the Purchaser and the Seller jointly and severally agree to pay all costs, expenses, and reasonable attorney's fees expended or incurred by the Escrow Agent in connection therewith. Any such cost, expenses and fees that may be incurred in accordance with the foregoing shall be a first lien against any funds on deposit or to be deposited in the Escrow Account.

         12. Notices.

            (a) For purposes of notices and correspondence, the parties' addresses shall be:

                  Purchaser:     The Kiplinger Washington Editors, Inc.
                                 1729 H Street, N.W.
                                 Washington, D.C. 20006
                                 Attention: Mr. Corbin M. Wilkes
                                            Vice President for Finance
                                 Telephone (202) 887-6446
                                 Telecopy: (202) 833-2431

                  Seller:        Individual Investor Group, Inc.
                                 125 Broad Street, 14th Floor
                                 New York, NY  10004
                                 Attn:  Gregory E. Barton
                                        President
                                 Telephone: (212) 742-2277
                                 Telecopy: (212) 742-0742

                  Escrow Agent:  Riggs & Co.
                                 Sovereign Trust Services
                                 808 17th Street, N.W.,  7th floor
                                 Washington, D.C.  20006
                                 Attention:  Earl Ziegler, Jr.
                                             Senior Corporate Trust Officer
                                 Telephone: (202) 835-6746
                                 Telecopy: (202) 835-4303

            (b) All notices required or permitted hereunder, except as noted below, shall be hand delivered or shall be sent (i) by overnight delivery service, (ii) by certified, or express mail, postage prepaid, or (iii) by facsimile transmission followed by a "hard-copy" sent by either method (i) or
(ii), addressed in each case to the other party at its address and/or fax number stated above or at such other address and/or fax number designated hereinafter by the receiving party in writing). All regular bank advises of receipt and disbursement transactions and Escrow Statements shall be sent (i) by the methods described above at the expense of the party requesting such method, or (ii) by first class mail, postage prepaid by the Escrow Agent.

         13. Resignation. The Escrow Agent may resign at any time as Escrow Agent by giving thirty (30) days written notice to the Purchaser and the Seller. Upon such resignation, the Escrow Agent shall (i) immediately cease disbursement of moneys from the Escrow Account; (ii) as soon as practicable and within fourteen (14) days, make an accounting to all the parties of the funds in the Escrow Account; (iii) execute any and all documents required for the appointment of, and performance by, a successor Escrow Agent, and (iv) thereafter distribute said funds to the successor Escrow Agent indicated in writing by the Purchaser and the Seller or to the parties in accordance with their mutual instructions. If no successor Escrow Agent has been appointed as of the effective date of the resignation, all obligations of the Escrow Agent hereunder shall nevertheless cease and terminate, except that the Escrow Agent's sole responsibility thereafter shall be to keep safely the funds in the Escrow Account and to deliver the same either to the person(s) jointly designated in writing by the Purchaser and Seller or in accordance with the direction of a final order or judgment of a court of competent jurisdiction.

         14. Termination.

            (a) The Purchaser and Seller may, acting jointly, terminate the appointment of the Escrow Agent hereunder upon written notice specifying the date upon which such termination shall take effect. Upon its receipt of written instructions and payment in full of any amounts due the Escrow Agent hereunder, the Escrow Agent shall promptly deliver all funds then held by it in the Escrow Account to the person(s) jointly designated by the Purchaser and Seller in such written instructions.

            (b) When the Escrow Agent has taken all of the actions required by this Agreement, the Escrow Agent shall thereupon and thereafter be freed and discharged of all obligations and liabilities under this Agreement. Termination of this Agreement shall not relieve either the Seller or the Purchaser of any obligation hereunder to pay any fees, charges or expenses properly incurred by the Escrow Agent.

            (c) The Purchaser and Seller agree to execute and deliver to the Escrow Agent such further documents as it may reasonably request to evidence termination of this Escrow Agreement and to induce their consent to the final payment of the funds in the Escrow Account.

            (d) The provisions of Sections 7 and 8 shall survive the termination of this Agreement.

         15. Miscellaneous.

            (a) This Agreement and the rights and obligations of the parties hereunder shall be construed and interpreted in accordance with the laws of the District of Columbia, both of interpretation and performance, without regard to its conflicts of laws principles.

            (b) The invalidity, illegality, or unenforceability of any provision of this Agreement shall not affect the validity, legality, or enforceability of any of the other provisions of this Agreement, which shall remain effective.

            (c) The Escrow Agent shall be under no obligation to institute or defend any actions, suit or legal proceeding in connection herewith or to take any other action likely to involve it in expense unless first indemnified to its satisfaction.

            (d) This Agreement constitutes the complete and exclusive expression of the terms of the agreement between the parties relating to the subject matter of this Agreement.

                  (e) The parties further agree that this Agreement may not in any way be explained or supplemented by a prior or existing course of dealings between the parties or by any other prior performance between the parties pursuant to this Agreement or otherwise, and no course of dealing among the parties shall be effective to amend, modify, or change any provision of this Agreement.

                  (f) No amendment to this Agreement shall be effective unless it is in writing and signed by duly authorized representatives of each of the parties hereto.

                  (g) All signatories to this Agreement warrant that they have full and complete authority to enter into and sign this Agreement on behalf of themselves and/or the entity on whose behalf they are signing. Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                  (h) This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which together constitute one and the same agreement.

                  (i) THE PURCHASER, THE SELLER, AND THE ESCROW AGENT SPECIFICALLY WAIVE THE RIGHT TO TRIAL BY JURY IN RESOLVING ANY CLAIM OR COUNTER CLAIM RELATED TO THIS AGREEMENT.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties have executed this instrument as of the day and year first above written.

                                      ESCROW AGENT:
                                      Riggs Bank N.A.

                                        /s/ O'Clinton Jones
                                      By:______________________________
                                        O'Clinton Jones, Vice President


                                      PURCHASER:

                                      The Kiplinger Washington Editors, Inc.

                                        /s/ Theodore J. Miller
                                      By:______________________________


                                      SELLER:

                                      Individual Investor Group, Inc.

                                           /s/ Howard B. Lorch
                                      By:______________________________